UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 18, 2025

Apollo Debt Solutions BDC
(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57 th Street New York , NY	10019
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:
212
-
515-3200
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (
see
General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement
On February 18, 2025 (the “Closing Date”), Bluejay Funding LLC (“Bluejay Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Company” or “us”), entered into a credit agreement (the “Bluejay Funding Credit Agreement”), with Bluejay Funding, as borrower, the Company, in its capacities as collateral manager and equity investor, the lenders from time to time parties thereto and BNP Paribas, as administrative agent (in such capacity, the “Administrative Agent”) and as a lender. From time to time Bluejay Funding expects to use amounts borrowed under the Bluejay Funding Credit Agreement to acquire eligible assets from the Company composed primarily of first priority corporate loans pursuant to the terms of the Loan Sale Agreement (as defined below), to ramp-up
a portfolio of assets to be pledged as collateral for a future collateralized loan obligation transaction (the “Bluejay Funding Debt Securitization”), which is expected to be arranged by an affiliate of the Administrative Agent. The Company retains a residual interest in assets acquired by Bluejay Funding through its ownership of the limited liability company interests of Bluejay Funding. The maximum principal amount of the Bluejay Funding Credit Agreement, which can be drawn upon by Bluejay Funding subject to certain conditions in the Bluejay Funding Credit Agreement, is $350 million as of the Closing Date, and can be increased as mutually agreed among the parties to the Bluejay Funding Credit Agreement subject to certain conditions set forth therein following the pricing date of the Bluejay Funding Debt Securitization.
The Bluejay Funding Credit Agreement provides for the ability to draw and re-draw
revolving loans under the Bluejay Funding Credit Agreement for a period of up to two years after the Closing Date unless the commitments are terminated sooner as provided in the Bluejay Funding Credit Agreement. Unless otherwise terminated or extended, the Bluejay Funding Credit Agreement will mature on the date which is four years after the Closing Date (the “Bluejay Funding Warehouse Final Maturity Date”). Prior to the Bluejay Funding Warehouse Final Maturity Date, proceeds received by Bluejay Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings. On the Bluejay Funding Warehouse Final Maturity Date, Bluejay Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company or to Bluejay Funding for use in the manner required under the Bluejay Funding Debt Securitization documents, as described in the Bluejay Funding Credit Agreement.
Under the Bluejay Funding Credit Agreement, Bluejay Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Bluejay Funding Credit Agreement will bear interest at the
3-month
secured overnight financing rate published by the Federal Reserve Bank of New York (the “Term SOFR”), in each case, plus a margin. Borrowings under the Bluejay Funding Credit Agreement bear interest at Term SOFR plus a spread of (x) to and excluding the
24-month
anniversary of the Closing Date, 1.65% and (y) thereafter, 2.65%. The Bluejay Funding Credit Agreement contains customary covenants, including certain limitations on the activities of Bluejay Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The lenders under the Bluejay Funding Credit Agreement are secured by a perfected first priority security interest in the assets of Bluejay Funding and on any payments received by Bluejay Funding in respect of those assets. Pursuant to the Bluejay Funding Credit Agreement, Bluejay Funding pledged its assets to the Administrative Agent for the benefit of the secured parties under Bluejay Funding Credit Agreement. The assets pledged to the Administrative Agent pursuant to the Bluejay Funding Credit Agreement will not be available to pay the debts of the Company.
Pursuant to a warehouse collateral management agreement dated as of the Closing Date (the “Bluejay Funding Collateral Management Agreement”), by and between Bluejay Funding and the Company, the Company was appointed as collateral manager of Bluejay Funding. The Company is not entitled to receive a fee for its services under the Bluejay Funding Collateral Management Agreement and is performing its services in order to facilitate the Bluejay Funding Debt Securitization.
Under the terms of a loan sale and contribution agreement dated as of the Closing Date (the “Loan Sale Agreement”) by and between Bluejay Funding and the Company that provides for the sale of certain loans to Bluejay Funding, the Company transferred to Bluejay Funding a portion of its ownership interest in such loans, as pledged to the Administrative Agent pursuant to the Bluejay Funding Credit Agreement, for the purchase price and other consideration set forth in the Loan Sale Agreement. As a result of these transfers, Bluejay Funding, and not the Company, currently holds all of the ownership interest in such loans. The Company made customary representations, warranties and covenants in the Loan Sale Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form
8-K
is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated February 18, 2025, Bluejay Funding LLC, as borrower, Apollo Debt Solutions BDC, in its capacities as collateral manager and equity investor, the lenders from time to time parties thereto and BNP Paribas, as Administrative Agent and as a lender.

10.2	Warehouse Collateral Management Agreement, dated February 18, 2025, by and between Bluejay Funding LLC, as borrower and Apollo Debt Solutions BDC, as collateral manager.

10.3	Loan Sale and Contribution Agreement, dated February 18, 2025, by and between Bluejay Funding LLC, as buyer and Apollo Debt Solutions BDC, as seller.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: February 2 1 , 2025	By:	/s/ Kristin Hester
		Name:	Kristin Hester
		Title:	Chief Legal Officer and Secretary